Exhibit 10.1.1

===============================================================================

                                CREDIT AGREEMENT

                             Dated as of May 7, 1999
                                      among

                                AEC FUNDING CORP.
                         ACTION CONTRACT SERVICES, INC.
                                BROOKFIELD CORP.
                        C.A. TURNER CONSTRUCTION COMPANY
                          C.A. TURNER MAINTENANCE, INC.
                                 CHEMPOWER, INC.
                      CONTROLLED POWER LIMITED PARTNERSHIP
                                ECO SYSTEMS, INC.
                              GLOBAL POWER COMPANY
                                 INDUSTRA, INC.
                             INDUSTRA SERVICE CORP.
                      SEPARATION AND RECOVERY SYSTEMS, INC.
                                 SOUTHWICK CORP.
                        SPECIALTY MANAGEMENT GROUP, INC.
                             THE TURNER GROUP, INC.
                            UNITED ECO SYSTEMS, INC.
                                  as Borrowers,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,
                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,
                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Agent and Lender

                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE
                                                                           ----

1.   AMOUNT AND TERMS OF CREDIT...........................................  1
     1.1      Credit Facilities...........................................  1
     1.2      Letters of Credit...........................................  3
     1.3      Prepayments.................................................  3
     1.4      Use of Proceeds.............................................  4
     1.5      Interest and Applicable Margins.............................  4
     1.6      Eligible Accounts...........................................  6
     1.7      Cash Management Systems.....................................  8
     1.8      Fees........................................................  8
     1.9      Receipt of Payments......................................... 10
     1.10     Application and Allocation of Payments...................... 10
     1.11     Loan Account and Accounting................................. 11
     1.12     Indemnity................................................... 11
     1.13     Access...................................................... 12
     1.14     Taxes....................................................... 12
     1.15     Capital Adequacy; Increased Costs; Illegality............... 13
     1.16     Single Loan................................................. 14
     1.17     Currency Matters............................................ 14

2.   CONDITIONS PRECEDENT................................................. 14
     2.1      Conditions to the Initial Loans............................. 14
     2.2      Further Conditions to Each Loan............................. 15

3.   REPRESENTATIONS AND WARRANTIES....................................... 16
     3.1      Corporate Existence; Compliance with Law.................... 16
     3.2      Executive Offices; FEIN..................................... 17
     3.3      Corporate Power, Authorization, Enforceable Obligations..... 17
     3.4      Financial Statements and Projections........................ 17
     3.5      Material Adverse Effect..................................... 18
     3.6      Ownership of Property; Liens................................ 18
     3.7      Labor Matters............................................... 19
     3.8      Ventures, Subsidiaries and Affiliates; Outstanding
              Stock and Indebtedness...................................... 19
     3.9      Government Regulation....................................... 19
     3.10     Margin Regulations.......................................... 20
     3.11     Taxes....................................................... 20
     3.12     ERISA....................................................... 20
     3.13     No Litigation............................................... 21
     3.14     Brokers..................................................... 22
     3.15     Intellectual Property....................................... 22
     3.16     Full Disclosure............................................. 22

     3.17     Environmental Matters....................................... 22
     3.18     Insurance................................................... 23
     3.19     Deposit and Disbursement Accounts........................... 23
     3.20     Government Contracts........................................ 23
     3.21     Customer and Trade Relations................................ 23
     3.22     Agreements and Other Documents.............................. 23
     3.23     Solvency.................................................... 24
     3.24     Year 2000 Representations................................... 24
     3.25     Indenture Debt.............................................. 24
     3.26     Inactive Canadian Subsidiaries.............................. 24

4.   FINANCIAL STATEMENTS AND INFORMATION................................. 25
     4.1      Reports and Notices......................................... 25
     4.2      Communication with Accountants.............................. 25

5.   AFFIRMATIVE COVENANTS................................................ 25
     5.1      Maintenance of Existence and Conduct of Business............ 25
     5.2      Payment of Obligations...................................... 25
     5.3      Books and Records........................................... 26
     5.4      Insurance; Damage to or Destruction of Collateral........... 26
     5.5      Compliance with Laws........................................ 28
     5.6      Supplemental Disclosure..................................... 28
     5.7      Intellectual Property....................................... 29
     5.8      Environmental Matters....................................... 29
     5.9      Landlords' Agreements, Mortgagee Agreements and Bailee
              Letters..................................................... 29
     5.10     Further Assurances.......................................... 29
     5.11     Year 2000 Problems.......................................... 30

6.   NEGATIVE COVENANTS................................................... 30
     6.1      Mergers, Subsidiaries, Etc.................................. 30
     6.2      Investments; Loans and Advances............................. 33
     6.3      Indebtedness................................................ 33
     6.4      Employee Loans and Affiliate Transactions................... 34
     6.5      Capital Structure and Business.............................. 35
     6.6      Guaranteed Indebtedness..................................... 35
     6.7      Liens....................................................... 35
     6.8      Sale of Stock and Assets.................................... 35
     6.9      ERISA....................................................... 36
     6.10     Financial Covenants......................................... 36
     6.11     Hazardous Materials......................................... 36
     6.12     Sale-Leasebacks............................................. 36
     6.13     Cancellation of Indebtedness................................ 36
     6.14     Restricted Payments......................................... 36
     6.15     Change of Corporate Name or Location; Change of Fiscal Year. 37
     6.16     No Impairment of Intercompany Transfers..................... 37

     6.17     No Speculative Transactions................................. 37
     6.18     Leases...................................................... 37
     6.19     Changes Relating to the Indenture........................... 37

7.   TERM................................................................. 38
     7.1      Termination................................................. 38
     7.2      Survival of Obligations Upon Termination of Financing
              Arrangements................................................ 38

8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES............................... 38
     8.1      Events of Default........................................... 38
     8.2      Remedies.................................................... 40
     8.3      Waivers by Credit Parties................................... 41

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT.................. 41
     9.1      Assignment and Participations............................... 41
     9.2      Appointment of Agent........................................ 43
     9.3      Agent's Reliance, Etc....................................... 44
     9.4      GE Capital and Affiliates................................... 44
     9.5      Lender Credit Decision...................................... 44
     9.6      Indemnification............................................. 45
     9.7      Successor Agent............................................. 45
     9.8      Setoff and Sharing of Payments.............................. 46
     9.9      Advances; Payments; Non-Funding Lenders; Information;
              Actions in   Concert........................................ 46

10.  SUCCESSORS AND ASSIGNS............................................... 48
     10.1     Successors and Assigns...................................... 48

11.  MISCELLANEOUS........................................................ 49
     11.1     Complete Agreement; Modification of Agreement............... 49
     11.2     Amendments and Waivers...................................... 49
     11.3     Fees and Expenses........................................... 51
     11.4     No Waiver................................................... 52
     11.5     Remedies.................................................... 52
     11.6     Severability................................................ 52
     11.7     Conflict of Terms........................................... 52
     11.8     Confidentiality............................................. 52
     11.9     GOVERNING LAW............................................... 53
     11.10    Notices..................................................... 54
     11.11    Section Titles.............................................. 54
     11.12    Counterparts................................................ 54
     11.13    WAIVER OF JURY TRIAL........................................ 54
     11.14    Press Releases, etc......................................... 54
     11.15    Reinstatement............................................... 55
     11.16    Advice of Counsel........................................... 55

     11.17    No Strict Construction...................................... 55

12.  CROSS-GUARANTY....................................................... 55
     12.1     Cross-Guaranty.............................................. 55
     12.2     Waivers by Borrowers........................................ 56
     12.3     Benefit of Guaranty......................................... 56
     12.4     Subordination of Subrogation, Etc........................... 56
     12.5     Election of Remedies........................................ 57
     12.6     Limitation.................................................. 57
     12.7     Contribution with Respect to Guaranty Obligations........... 57
     12.8     Liability Cumulative........................................ 58

                               INDEX OF APPENDICES
                               -------------------


Exhibit 1.1(a)(i)          -       Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)         -       Form of Revolving Note
Exhibit 4.1(b)             -       Form of Borrowing Base Certificate
Exhibit 9.1(a)             -       Form of Assignment Agreement

Schedule A                 -       List of Borrowers
Schedule  1.1              -       Responsible Individual
Schedule  1.4              -       Sources and Uses; Funds Flow Memorandum
Schedule 1.6(r)            -       List of Account Debtors for Concentration
                                    Exception
Schedule  3.2              -       Executive Offices; Principal Place of
                                    Business; FEIN
Schedule  3.4(A)           -       Financial Statements
Schedule  3.4(B)           -       Projections
Schedule  3.6              -       Real Estate and Leases
Schedule  3.7              -       Labor Matters
Schedule  3.8              -       Ventures, Subsidiaries and Affiliates;
                                    Outstanding Stock and Indebtedness
Schedule  3.11             -       Tax Matters
Schedule  3.12             -       ERISA Plans
Schedule  3.13             -       Litigation
Schedule  3.15             -       Intellectual Property
Schedule  3.17             -       Hazardous Materials
Schedule  3.18             -       Insurance
Schedule  3.19             -       Deposit and Disbursement Accounts
Schedule  3.20             -       Government Contracts
Schedule  3.22             -       Material Agreements
Schedule  5.1              -       Trade Names
Schedule  6.3              -       Indebtedness
Schedule  6.4(a)           -       Transactions with Affiliates
Schedule  6.7              -       Existing Liens
Schedule 6.16              -       Existing Agreements
Schedule 6.20              -       Credit Parties' Indebtedness

Annex A (Recitals)         -       Definitions
Annex B (Section 1.2)      -       Letters of Credit
Annex C (Section 1.8)      -       Cash Management System
Annex D (Section 2.1(a))   -       Closing Checklist
Annex E (Section 4.1(a))   -       Financial Statements and Projections --
                                    Reporting
Annex F (Section 4.1(b))   -       Collateral Reports
Annex G (Section 6.10)     -       Financial Covenants
Annex H (Section 9.9(a))   -       Lenders' Wire Transfer Information
Annex I (Section 11.10)    -       Notice Addresses
Annex J (Annex A)          -       Commitments as of Closing Date

         THIS CREDIT AGREEMENT ("Agreement"), dated as of May 7, 1999, among each of the corporations listed on Schedule A hereto (such corporations are
                                     ----------
sometimes  collectively  referred to herein as "Borrowers" and individually as a
                                                ---------
"Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL
 --------
CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS
                                    --------

         WHEREAS, Borrowers have requested that Lenders extend revolving credit facilities to Borrowers of up to Thirty Million US Dollars ($30,000,000) in the aggregate to provide (a) working capital financing for Borrowers, (b) funds for other general corporate purposes of Borrowers; and (c) funds for certain fees and expenses in connection with the transactions contemplated hereby; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

         WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon certain existing and after-acquired personal property; and

         WHEREAS, American Eco Corporation, an Ontario, Canada corporation ("Holdings") and the direct or indirect beneficial owner of all of the capital stock or partnership interests of Borrowers, is willing to guaranty all of the obligations of Borrowers to Agent and Lenders under the Loan Documents; and

         WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

         1.1      Credit Facilities
                  -----------------

                  (a)      Revolving Credit Facility.
                           -------------------------

                           (i)      Subject to the terms and conditions hereof,
each Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances (calculated at the US Dollar Amount) outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Aggregate Borrowing Base, in each case, less the aggregate amount of Letter of Credit Obligations (calculated at the US Dollar Amount) outstanding at such time ("Borrowing Availability"). Borrowing Availability may be further reduced by Reserves imposed by Agent in its reasonable credit judgment. Moreover, the Revolving Loan outstanding to any Borrower or Borrower Group shall not exceed at any time that Borrower's or Borrower Group's respective separate Borrowing Base. Until the Commitment Termination Date, each respective Borrower or Borrower Group, as the case may be, may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower or Borrower Group, as the case may be, to one of the representatives of Agent identified on Disclosure Schedule 1.1 at the address specified thereon. Those notices must be given no later than 11:00 a.m.(New York time) on the Business Day of the proposed Revolving Credit Advance. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier)
substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. Each Revolving Credit Advance shall be made in US Dollars except that each Revolving Credit Advance to AEC Funding shall be made in Canadian Dollars.

                           (ii)  Except  as  provided  in  Section  1.11,   each
Borrower shall execute and
deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of the applicable Borrower to pay the amount of the applicable Revolving Lender's Revolving Loan Commitment or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to such Borrower or Borrower Group together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (b)   Reliance   on   Notices;    Appointment    of   Borrower
                        --------------------------------------------------------
Representative.  Agent  shall  be  entitled  to rely  upon,  and  shall be fully
--------------
protected in relying upon, any Notice of Revolving Credit Advance or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Holdings as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances, giving instructions with respect to the disbursement of the proceeds of the Loans, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or

Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or any Borrower Group hereunder to Borrower Representative on behalf of such Borrower or Borrower Group. Each Borrower agrees that each notice, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

         1.2 Letters of Credit.  Subject to and in accordance with the terms and
             -----------------
conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each Borrower. Each Letter of Credit Obligation in respect of AEC Funding shall be in Canadian Dollars and each Letter of Credit Obligation in respect of the Domestic Borrowers shall be in US Dollars.

         1.3      Prepayments
                  -----------

                  (a) Mandatory Prepayments.  (i) If at any time the outstanding
                      ---------------------
balance of the aggregate Revolving Loan (calculated as a US Dollar Amount) exceeds the lesser of (A) the Maximum Amount and (B) the Aggregate Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess. Furthermore, if, at any time, the outstanding balance of the Revolving Loan of any Borrower or Borrower Group exceeds that Borrower's or Borrower Group's separate Borrowing Base at any time the applicable Borrower or Borrower Group shall immediately repay its Revolving Credit Advances in the amount of such excess (and, if necessary, shall provide cash collateral for its Letter of Credit Obligations as described above). For the purposes of this
Section 1.3(a), the Revolving Loan to AEC Funding and the Borrowing Base of AEC Funding shall each be calculated in the US Dollar Amount thereof.

                           (ii)     Immediately upon receipt by any Credit Party
of proceeds of any Collateral, such Credit Party shall cause Borrowers to prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Credit Party in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and
(D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with clause (b) below.

                  (b)  Application  of  Certain   Mandatory   Prepayments.   Any
                       --------------------------------------------------
prepayments made by any Borrower pursuant to clause (a)(ii) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on Revolving Credit Advances made to such Borrower or such Borrower's Borrower Group; third, to the principal balance of Revolving Credit Advances outstanding to such Borrower or such Borrower's Borrower Group until the same shall have been paid in full; fourth, to any Letter of Credit Obligations of such Borrower or such Borrower's Borrower Group to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; fifth, to interest then due and payable on the Revolving Credit Advances outstanding to each other Borrower or Borrower Group, pro rata; sixth, to the principal balance of the Revolving Credit Advances made to each other Borrower or Borrower Group, pro rata, until the same shall have been paid in full, and last to any Letter of Credit Obligations of each other Borrower or Borrower Group, pro rata, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments.

                  (c)  Application  of  Prepayments  from  Insurance   Proceeds.
                       --------------------------------------------------------
Prepayments from insurance proceeds in accordance with Section 5.4(c) shall be applied as follows: insurance proceeds from casualties or losses to cash or the Collateral shall be applied to the Revolving Credit Advances of the Borrower or such Borrower's Borrower Group that incurred such casualties or losses. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments. If the insurance proceeds received as to a particular Borrower exceed the outstanding principal balances of the Loans to that Borrower or such Borrower's Borrower Group or if the precise amount of insurance proceeds allocable to the Collateral are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of Requisite Lenders.

                  (d) Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in clause (a)(ii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

         1.4 Use of Proceeds. Each Borrower, individually, or, if applicable, as
             ---------------
a member of a Borrower Group, shall utilize the proceeds of the Revolving Loan solely for the financing of its respective ordinary working capital, general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14) and for such other purposes as expressly permitted hereunder. Disclosure Schedule (1.4) contains a description of each Borrower's or Borrower Group's respective sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

         1.5 Interest and Applicable  Margins.  (a)(i) Domestic  Borrowers shall
             --------------------------------
pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the Index Rate plus the

Applicable Revolver Index Margin per annum based on the aggregate Revolving Credit Advances outstanding to Domestic Borrowers from time to time; and (ii) AEC Funding shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the applicable BA Rate plus the Applicable BA Rate Margin per annum based on the aggregate Revolving Credit Advances outstanding to AEC Funding from time to time.

                  The Applicable Revolver Index Margin, Applicable BA Rate Margin, Applicable L/C Margin and Applicable Unused Line Fee Margin will be 2.00%, 2.00%, 1.00%, and .25% per annum, respectively.

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty
(360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. The BA Rate shall be determined as specified in the definition of "BA Rate" as set forth in Annex A. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

                  (d) (i) If an Event of Default shall have occurred and be continuing under Section 8.1(a), (h) or (i) or (ii) if any other Event of Default shall have occurred and be continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, then the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percent (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

                  (e) Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (d) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(e), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.10 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

         1.6  Eligible  Accounts.  Based  on  the  most  recent  Borrowing  Base
              ------------------
Certificate delivered by each Borrower or Borrower Group, as the case may be, to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Accounts of each Borrower shall be "Eligible Accounts" for purposes of this Agreement, except any such Account to which any of the exclusionary criteria set forth below applies shall not constitute an "Eligible Account." Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Requisite Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Borrower:

                  (a) which does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

                  (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

                  (c) in the event that any defense, counterclaim, setoff or dispute is asserted as to such Account;

                  (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

                  (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

                  (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders and, with respect to Canadian Accounts only, Prior Claims that are unregistered and otherwise unperfected and that secure amounts that are not yet due and payable;

                  (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity which has any common officer or director with any Credit Party;

                  (h) (i) with respect to US Accounts, that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation; and (ii) with respect to Canadian Accounts, that is the obligation of an Account Debtor that is the Canadian Government (Her Majesty the Queen in Right of Canada) or a political subdivision thereof, or any province or territory, or any municipality or department, agency or instrumentality thereof, unless Agent, in its sole discretion, has agreed to the contrary in writing, the Account is assignable by way of security and such Borrower, if necessary or desirable, has complied with the Financial Administration Act (Canada) and any amendments thereto, or any applicable provincial statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

                  (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the provinces of Quebec, Newfoundland, the Northwest Territories and Nunavut) unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

                  (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                  (k) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                  (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                           (i)      the Account is not paid within the earlier
of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

                           (ii)     if any Account Debtor obligated upon such
Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                           (iii) if any  petition or  assignment  is filed by or
against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any Canadian) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (m) which is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

                  (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

                  (o) as to which any of the representations or warranties in the Loan Documents is untrue;

                  (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                  (q) to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment;

                  (r) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates (other than those Accounts specified on Disclosure Schedule 1.6(r)) as of any date of determination exceed ten percent (10%) of all Eligible Accounts and with respect to those Accounts specified on Disclosure Schedule 1.6(r), as of any date of determination exceed twenty percent (20%) of all Eligible Accounts;

                  (s) which is payable in any currency other than US Dollars or with respect to Canadian Accounts, Canadian Dollars; or

                  (t) which is otherwise unacceptable to Agent in its reasonable credit judgment.

For the purpose of valuing AEC Funding's Borrowing Base in US Dollars, such Borrower's Eligible Accounts denominated in Canadian Dollars shall be converted by Borrower Representative into the US Dollar Amount thereof as determined on the date of delivery of the relevant Borrowing Base Certificate unless Agent has notified AEC Funding or Borrowing Representative that, in light of recent or expected currency fluctuations, the conversion shall be made on a more current basis.

         1.7 Cash Management Systems. On or prior to the Closing Date, Borrowers
             -----------------------
will establish and will maintain until the Termination Date, the cash management systems described on Annex C (the "Cash Management Systems").

         1.8 Fees. (a) Borrowers shall pay to GE Capital, individually, the Fees
             ----
specified in that certain fee letter of even date herewith among Borrowers and GE Capital (the "GE Capital Fee Letter"), at the times specified for payment therein.

                  (b) As additional compensation for the Revolving Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date the following:

                           (i)      a fee for Borrowers' non-use of available
funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan outstanding during the period for which such Fee is due. For the purposes of this Section 1.8(b)(i)(y), the daily closing balances of the aggregate Revolving Loan outstanding to AEC Funding shall be calculated by Agent in the US Dollar Amount thereof; and

                           (ii)     with respect to any calendar month in which
the average aggregate daily principal balance of the Revolving Loan consisting of Revolving Credit Advances is less than $5,000,000, Borrowers shall pay to Lender a minimum borrowing fee equal to the amount, if any, by which (A) the amount of interest charges which would have been payable for such month had the actual aggregate daily principal balance of the Revolving Loan consisting of Revolving Credit Advances for each day during such month been $5,000,000, exceeds (B) the actual interest charges payable upon the Revolving Loan consisting of Revolving Credit Advances for such month. The minimum borrowing fee shall be due and payable on the close of business on the last day of each month in which a minimum borrowing fee is due and payable.
For the purposes of this Section 1.8(b)(ii), the US Dollar Amount of the average daily principal balance of the Revolving Loan consisting of Revolving Credit Advances to AEC Funding shall be added to the average daily principal balance of the Revolving Loan consisting of Revolving Credit Advances to the Domestic Borrowers and the interest charges shall be determined as if such aggregate Revolving Loan consisting of Revolving Credit Advances is an Index Rate Loan.

                  (c) If Borrowers prepay the Revolving Loan and terminate the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrowers shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by the sum of the amount of the Revolving Loan Commitment. As used herein, the term "Applicable Percentage" shall mean (x) two percent (2%), in the case of a prepayment on or prior to the first anniversary of the Closing Date, (y) one percent (1%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary, and (z) one percent (1%), in the case of a prepayment after the second anniversary. Notwithstanding anything to the contrary contained in this Section 1.8(c), in the event of the termination of this Agreement by Borrowers prior to the Commitment Termination Date and the full and final repayment of all of the Obligations and the receipt by Agent and Lenders of cash collateral all as provided herein, Borrowers shall not be required to pay the prepayment fee provided for above if each of the following conditions is satisfied: (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) Agent shall have received not less than thirty (30) days prior written notice of the intention of Borrowers to so terminate this Agreement, and (iii) the final payment in full of all of the Obligations is received simultaneously with the sale of all or substantially all of the Capital Stock or assets of Holdings to ITEQ Corporation or the merger of Holdings with and into ITEQ Corporation and, in connection therewith, GE Capital, in its sole and absolute discretion, elects to provide financing to ITEQ Corporation (either as a lender or co-lender) with the proceeds of such financing used to repay the Borrowers' Obligations hereunder.

         (d) Borrowers shall pay to Agent, for the ratable benefit of the Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

         1.9 Receipt of  Payments.  Domestic  Borrowers  shall make each payment
             --------------------
under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in US Dollars to the US Collection Account and AEC Funding shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Canadian Dollars to the Canadian Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the respective Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day shall be deemed to have been received on the following Business Day. Notwithstanding anything to the contrary contained herein, if Agent receives any payment from or on behalf of any Credit Party in a currency other than the currency in which an Obligation due and payable is denominated, Agent may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the currency of the relevant Obligation at the exchange rate that Agent would be prepared to sell the currency in which the relevant Obligation is denominated against the currency received in New York on the Business Day immediately preceding the date of actual payment. The Obligations shall be satisfied only to the extent of the amount actually received by Agent upon such conversion.

         1.10 Application and Allocation of Payments.  (a) So long as no Default
              --------------------------------------
or Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; and (iii) mandatory prepayments shall be applied as set forth in Section 1.3. All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit

Obligations; and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

                  (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Revolving Loan to exceed Borrowing Availability or would cause the balance of the Revolving Loan of any Borrower to exceed such Borrower's separate Borrowing Base. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

         1.11 Loan Account and  Accounting.  Agent shall maintain a loan account
              ----------------------------
(the "Loan Account") on its books to record: all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

         1.12  Indemnity.  Each Credit  Party that is a signatory  hereto  shall
               ---------
jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY
BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL
DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

         1.13 Access.  Each Credit Party which is a party hereto  shall,  during
              ------
normal business hours, from time to time upon two (2) Business Days' prior notice as frequently as Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrowers.

         1.14  Taxes.  (a) Any  and all  payments  by  each  Borrower  hereunder
               -----
(including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.14, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes,
(i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.14) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and
(iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.14) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                  (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

         1.15 Capital Adequacy;  Increased Costs; Illegality.  (a) If any Lender
              ----------------------------------------------
shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then
Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such

Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.15(b).

                  (c)  Replacement  of Lender in  Respect  of  Increased  Costs.
                       --------------------------------------------------------
Within  fifteen (15) days after  receipt by Borrower  Representative  of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.14(a), 1.15(a) or 1.15(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which
Replacement Lender must be satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this
Section 1.15(c) shall terminate unless increased costs or additional amounts are subsequently claimed by such Affected Lender and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.14(a), 1.15(a) and 1.15(b).

         1.16  Single  Loan.  All  Loans to each  Borrower  and all of the other
               ------------
Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of the Collateral.

         1.17 Currency Matters. Principal, interest,  reimbursement obligations,
              ----------------
fees, and all other amounts payable under this Agreement and the other Loan Documents to Agent and Lenders shall be payable in the currency in which such Obligations are denominated. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in US Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted by Agent in the Equivalent Amount of US Dollars on the date of calculation, comparison, measurement or determination.

2.       CONDITIONS PRECEDENT

         2.1  Conditions to the Initial  Loans.  No Lender shall be obligated to
              --------------------------------
make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

                  (a)  Credit  Agreement;  Loan  Documents.  This  Agreement  or
                       -----------------------------------
counterparts hereof shall have been duly executed by, and delivered to, Borrowers, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Agent.

                  (b)  Approvals.  Agent shall have  received  (i)  satisfactory
                       ---------
evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

                  (c)  Opening  Availability.  The  Eligible  Accounts  of  each
                       ---------------------
Borrower supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance made hereunder and the incurrence of any initial Letter of Credit Obligations (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $7,500,000. For the purposes of this Section 2.1(c), any Loan to be made to AEC Funding and the determination of the Net Borrowing Availability for AEC Funding shall be calculated in the US Dollar Amount thereof.

                  (d)  Payment  of  Fees.  Borrowers  shall  have  paid the Fees
                       -----------------
required to be paid on the Closing Date in the respective  amounts  specified in
Section 1.8 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

                  (e)  Capital  Structure;   Other  Indebtedness.   The  capital
                       -----------------------------------------
structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

         2.2 Further  Conditions  to Each Loan.  Except as  otherwise  expressly
             ---------------------------------
provided herein, no Lender shall be obligated to fund any Loan or incur any Letter of Credit Obligation, if, as of the date thereof:
***
                  (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

                  (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof as determined by the Requisite Lenders; or

                  (c) Any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Lenders shall have determined not to make any Advance or incur any Letter of Credit Obligation as a result of that Default or Event of Default, or

                  (d) After giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Aggregate Borrowing Base and the Maximum Amount, or (ii) the outstanding principal amount of the Revolving Loan of the applicable Borrower or Borrower Group would exceed such Borrower's or Borrower Group's respective separate Borrowing Base. For the purposes of this Section 2.2(d), any Revolving Loan outstanding or to be made to AEC Funding shall be calculated in the US Dollar Amount thereof.

The request and acceptance by any Borrower or Borrower Group of the proceeds of any Loan, or the incurrence of any Letter of Credit Obligation, shall be deemed to constitute, as of the date of such request, acceptance or incurrence, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.       REPRESENTATIONS AND WARRANTIES

         To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender, with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

         3.1 Corporate Existence;  Compliance with Law. Each Credit Party (a) is
             -----------------------------------------
a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000; (c) has the requisite corporate or limited partnership power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and by-laws or other constituent documents; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.2  Executive  Offices;  FEIN.  As of the  Closing  Date,  the current
              -------------------------
location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and none of such locations has changed within the twelve (12) months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

         3.3  Corporate  Power,  Authorization,   Enforceable  Obligations.  The
              ------------------------------------------------------------
execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate or limited partnership power; (b) have been duly authorized by all necessary or proper corporate, partnership or shareholder action; (c) do not contravene any provision of such Person's charter or bylaws or other constituent documents; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

         3.4 Financial  Statements and Projections.  Except for the Projections,
             -------------------------------------
all Financial Statements concerning Holdings and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

                  (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(A)) have been delivered on the date hereof:

                           (i) (A) The audited  consolidated  balance  sheets at
November 30, 1997 and 1998 and the related statements of income and cash flows of Holdings and its Subsidiaries for the Fiscal Years then ended, certified by PricewaterhouseCoopers, LLP.

                               (B) The unaudited consolidating balance sheets as
of November 30, 1998 and related statements of income for Holdings and its Subsidiaries.

                           (ii) (A) The unaudited  consolidated balance sheet(s)
at February 28, 1999 and the related statement(s) of income and cash flows for Holdings and its Subsidiaries for the Fiscal Quarter then ended.

                               (B) The unaudited  consolidating balance sheet(s)
at February 28, 1999 and the related statement(s) of income for Holdings and its Subsidiaries for the Fiscal Quarter then ended.

                  (b) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(B)) have been prepared by Borrowers in light of the past operations of their businesses and reflect projections for the one (1) year period beginning on March 1, 1999 on a month by month basis for the first year. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.

         3.5 Material Adverse Effect.  Between November 30, 1998 and the Closing
             -----------------------
Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between November 30, 1998 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

         3.6  Ownership of Property;  Liens.  As of the Closing  Date,  the real
              -----------------------------
estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6). Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under
Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

         3.7 Labor  Matters.  As of the  Closing  Date (a) no  strikes  or other
             --------------
material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement, bonus, stock option or stock appreciation plan (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board or any labor relations board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

         3.8  Ventures,  Subsidiaries  and  Affiliates;  Outstanding  Stock  and
              ------------------------------------------------------------------
Indebtedness.  Except as set forth in Disclosure Schedule (3.8), no Credit Party
------------
has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth on Disclosure Schedule (3.8). There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)).

         3.9 Government  Regulation.  No Credit Party is an "investment company"
             ----------------------
or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any Canadian or other United States federal law or state, provincial, local or foreign law or statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers and, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

         3.10  Margin  Regulations.  No  Credit  Party is  engaged,  nor will it
               -------------------
engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         3.11  Taxes.  All  tax  returns,  reports  and  statements,   including
               -----
information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance in all material respects with all applicable federal, state, local, provincial and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by Revenue Canada, the IRS or any other applicable provincial or state Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), no Credit Party has executed or filed with Revenue Canada, the IRS or any other provincial or state Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

         3.12  ERISA.  (a)  Disclosure  Schedule  (3.12)  lists  all  Plans  and
               -----
separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under
Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance, in all material respects, with the applicable provisions of ERISA and the IRC, including the timely filing of IRS/DOL 5500-series form reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

                  (b) Disclosure Schedule (3.12) sets forth all Canadian Benefit
                      --------------------------
Plans (other than, for greater certainty, universal plans created by and to which any Credit Party is obligated to contribute by statute) and Canadian Pension Plans adopted by each Credit Party. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding material disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

                  (c) Except as set forth in Disclosure  Schedule (3.12): (i) no
                                             ---------------------------
Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated nor has any such Plan with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than ten (10%) percent of the fair market value of the assets of any Plan, and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

         3.13 No Litigation. No action, claim, lawsuit, demand, investigation or
              -------------
proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $100,000 or injunctive relief against or alleges criminal misconduct of any Credit Party.

         3.14 Brokers.  No broker or finder acting on behalf of any Credit Party
              -------
or Affiliate thereof brought about the obtaining, making or closing of the Loans and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         3.15 Intellectual  Property.  As of the Closing Date, each Credit Party
              ----------------------
owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15) hereto. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property.

         3.16 Full Disclosure.  No information contained in this Agreement,  any
              ---------------
of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

         3.17  Environmental  Matters.  (a)  Except as set  forth in  Disclosure
               ----------------------
Schedule (3.17), as of the Closing Date: (i) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (ii) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (iii) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $100,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations;
(iv) there is no Litigation arising under or related to any Environmental

Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; and (v) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes or applicable foreign laws, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes.

                  (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real
Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

         3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies
              ---------
of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

         3.19 Deposit and  Disbursement  Accounts.  Disclosure  Schedule  (3.19)
              -----------------------------------
lists all banks and other financial institutions at which any Credit Party maintains deposits or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

         3.20 Government  Contracts.  Except as set forth in Disclosure Schedule
              ---------------------
(3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Financial Administration Act (Canada), as amended, the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar provincial, state, local or foreign law.

         3.21 Customer and Trade Relations. As of the Closing Date, there exists
              ----------------------------
no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier material to its operations.

         3.22  Agreements  and Other  Documents.  As of the Closing  Date,  each
               --------------------------------
Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which are listed on Disclosure Schedule (3.22): service agreements and maintenance contracts of each Credit Party which if terminated or cancelled could be reasonably likely to have a Material Adverse Effect; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments and documents evidencing Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

         3.23 Solvency. Both before and after giving effect to (a) the Loans and
              --------
Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative, and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

         3.24 Year 2000 Representations.  Each Credit Party has completed a Year
              -------------------------
2000 Assessment, a copy of which has been delivered to Agent.

         3.25 Indenture  Debt. As of the Closing Date,  Borrowers have delivered
              ---------------
to Agent a complete and correct copy of the Indenture (including all schedules, exhibits, amendments, supplements, modifications, assignments, notes and all other documents delivered pursuant thereto or in connection therewith). All Obligations, including the Obligations to pay principal of and interest on the Loans and the Letter of Credit Obligations, constitute Indebtedness permitted under the Indenture and the execution and delivery of this Agreement will not constitute a default or event of default under the Indenture. Holdings, Borrowers and each other Credit Party acknowledge that Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance upon this Section 3.25.

         3.26 Inactive Canadian Subsidiaries.  (a) Holdings and Industra Service
              ------------------------------
Corporation hereby represent, warrant and covenant as follows:

                           (i) As of the Closing Date,  Nucon,  Consultants  and
Energy are each inactive Subsidiaries, do not conduct or transact any business and own assets of less than $100,000 in the aggregate;

                           (ii) Each of Nucon,  Consultants  and Energy  will be
dissolved within ninety (90) days from the Closing Date; and

                           (iii) Each of Nucon,  Consultants and Energy will not
acquire any property or assets whatsoever, either directly or indirectly, from any Credit Party or any other Person.

                  (b) Each of Holdings and the other Credit Parties to this Agreement hereby covenant that in addition to, and not in limitation of, the provisions of Section 6 below, no loans, advances, investments, financial accommodations, transfers of assets or property or the like shall be made to or for the benefit of Nucon, Consultants or Energy.

4.       FINANCIAL STATEMENTS AND INFORMATION

         4.1 Reports and Notices. (a) Each Credit Party executing this Agreement
             -------------------
hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

                  (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

         4.2 Communication  with  Accountants.  Each Credit Party executing this
             --------------------------------
Agreement authorizes Agent and, so long as a Default or Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified or chartered, as the case may be, public accountants including PricewaterhouseCoopers, LLP, and authorizes and at Agent's request shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.       AFFIRMATIVE COVENANTS

         Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

         5.1 Maintenance of Existence and Conduct of Business. Each Credit Party
             ------------------------------------------------
shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

         5.2 Payment of Obligations.  (a) Subject to Section 5.2(b), each Credit
             ----------------------
Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security (including pensions) and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become past due.

                  (b)  Each  Credit  Party  may  in  good  faith   contest,   by
appropriate  proceedings,  the  validity or amount of any Charges  described  in
Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) any Lien securing payment of such Charges arises solely by operation of law and is unregistered and no Lien shall be imposed to secure payment of such Charges (other than payments to bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, (v) Agent has not advised Borrowers in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect, and (vi) if non-payment of the Charge could result in any Lien against any Borrower's personal or real property, such Borrower has notified Agent of the maximum amount of such Charges and, without duplication, such amount has been deducted from such Borrower's or such Borrower's Borrower Group's Borrowing Base as a Reserve.

         5.3 Books and Records.  Each Credit Party shall keep adequate books and
             -----------------
records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(A)).

         5.4 Insurance;  Damage to or Destruction of Collateral.  (a) The Credit
             --------------------------------------------------
Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts customary for their businesses and industry and acceptable to Agent and with insurers acceptable to Agent. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

                  (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

                  (c) Each Credit Party shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, and (if applicable, with respect to any insurance policy covering assets located in the Province of Quebec) Agent and Lenders, as loss payee, and, to the extent applicable, containing the standard mortgage clause approved by the Insurance Bureau of Canada, (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, and (with respect to any insurance policy covering assets located in the Province of Quebec) Agent and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $250,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the
Obligations in accordance with Section 1.3(c); provided that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower, or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $250,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(c); provided further that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower or Borrower Group, as the case may be. All insurance proceeds which are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan of such Borrower (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the separate Borrowing Base of the affected Borrower in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to that Borrower or Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Revolving Credit Advance or a release from the cash collateral account be made to such Borrower or Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section
2.2 have been met, Revolving

Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(c); provided that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower.

         5.5  Compliance  with Laws. (a) Each Credit Party shall comply with all
              ---------------------
federal, state, local, provincial and foreign laws and regulations of the United States and Canada applicable to it, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) For each existing Canadian Pension Plan, each Credit Party shall ensure that such plan retains its registered status under and is administered in a timely manner in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws.

                  (c) For each Canadian Pension Plan hereafter adopted by any Credit Party which is required to be registered under the ITA or any other applicable laws, that Credit Party shall use its best efforts to seek and receive confirmation in writing from the applicable Governmental Authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws.

                  (d) For each existing Canadian Pension Plan and Canadian Benefit Plan hereafter adopted, each Credit Party shall in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor.

                  (e) Each Credit Party shall deliver to Agent if requested by Agent, promptly after the filing thereof by any Credit Party with any applicable Governmental Authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan; promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and notification within 30 days of any increases having a cost to such Credit Party in excess of C$250,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Credit Party was not previously contributing.

         5.6 Supplemental  Disclosure.  From time to time as may be requested by
             ------------------------
Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

         5.7 Intellectual Property.  Each Credit Party will conduct its business
             ---------------------
and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

         5.8 Environmental Matters. Each Credit Party shall and shall cause each
             ---------------------
Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

         5.9 Landlords'  Agreements,  Mortgagee  Agreements and Bailee  Letters.
             ------------------------------------------------------------------
Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

         5.10 Further  Assurances.  Each Credit Party  executing  this Agreement
              -------------------
agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

         5.11 Year 2000 Problems.  On or before July 1, 1999,  each Credit Party
              ------------------
shall complete and deliver to Agent a Year 2000 Corrective Plan. On or prior to September 1, 1999, each Credit Party shall complete Year 2000 Corrective Actions. On or before November 1, 1999, each Credit Party shall complete Year 2000 Implementation Testing. On or before December 1, 1999, each Credit Party shall eliminate all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

6.       NEGATIVE COVENANTS

         Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination
Date:

         6.1  Mergers,  Subsidiaries,  Etc. No Credit  Party  shall  directly or
              ----------------------------
indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) amalgamate or merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except that any Borrower may merge with another Borrower or any Subsidiary Guarantor may merge with a Borrower, so long as, in each instance, a Borrower shall be the survivor of any such merger to which it is a party.

                  Notwithstanding the foregoing, any Borrower (or Holdings, so long as contemporaneously therewith, all assets so acquired are transferred to one or more Borrowers), may acquire all or substantially all of the assets or capital Stock of any Person (the "Target") (in each case, a "Permitted Acquisition") subject to the satisfaction of each of the following conditions:

                           (i)  Except  for the  Protective  Acquisition,  Agent
shall receive at least thirty (30) Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                           (ii) such Permitted  Acquisition shall involve assets
which are substantially located in the United States and/or Canada and comprising a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrowers prior to such Permitted Acquisition;

                           (iii) such Permitted  Acquisition shall be consensual
and shall have been approved by the Target's board of directors;

                           (iv)   no   additional    Indebtedness,    Guaranteed
Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrowers and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder and (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition;

                           (v) the sum of all amounts payable in connection with
all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrowers and Target but excluding all amounts payable in connection with the Protective Acquisition) shall not exceed in the aggregate $15,000,000;

                           (vi) the Target shall not have  incurred an operating
loss for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's financial statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition;

                           (vii)  the  business  and  assets  acquired  in  such
Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

                           (viii) at or prior to the  closing  of any  Permitted
Acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all Collateral acquired pursuant thereto and each Credit Party hereto and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

                           (ix)   concurrently   with  delivery  of  the  notice
referred to in clause (i) above, Borrowers shall have delivered to Agent, in form and substance satisfactory to Agent:

                                    (A) a pro forma consolidated  balance sheet,
                  income statement and cash flow statement of Holdings and its Subsidiaries (the "Acquisition Pro Forma"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that (x) average daily Net Borrowing Availability of all Borrowers for the 90-day period preceding the consummation of such Permitted Acquisition would have exceeded $6,000,000 on a pro forma basis (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and the Acquisition Projections (as hereinafter defined) shall reflect that such Net Borrowing Availability of $6,000,000 shall continue for at least 90 days after the consummation of such Permitted Acquisition, and (y) on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and

                  Borrowers would have been in compliance with the financial covenants set forth in Annex G for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                                    (B) updated  versions  of the most  recently
                  delivered   Projections  covering  the  one  (1)  year  period
                  commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "Acquisition Projections") and based upon historical financial data of a recent date satisfactory to Agent, taking into account such Permitted Acquisition; and

                                    (C) a  certificate  of the  chief  financial
                  officer of Holdings or such other officer acceptable to Agent to the effect that: (w) each Borrower (after taking into consideration all rights of contribution and indemnity such Borrower has against Holdings and each other Subsidiary of Holdings) will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Holdings and Borrowers (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Holdings and Borrowers subsequent to the date thereof based upon the historical performance of Holdings, Borrowers and the Target and show that Holdings and Borrowers shall continue to be in compliance with the financial covenants set forth in Annex G for the one (1) year period thereafter; and (z) Holdings and Borrowers have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

                           (x)  on or  prior  to  the  date  of  such  Permitted
Acquisition, Agent shall have received, in form and substance satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent; and

                           (xi) at the time of such  Permitted  Acquisition  and
after giving effect thereto, no Default or Event of Default has occurred and is continuing.

                  Notwithstanding the foregoing, (A) the Accounts of the Target shall not be included in Eligible Accounts without the prior written consent of Agent and Requisite Lenders; (B) in the case of a Permitted Acquisition where the amount payable by Borrower is $2,000,000 or less, such Borrower shall only be required to satisfy conditions 6.1(i), (ii), (v) and (xi) above and, in addition, after giving effect to such Permitted Acquisition, the Borrowers have an aggregate Net Borrowing Availability of not less than $8,000,000; and (C) in the case of the Protective Acquisition, Specialty Management Group, Inc shall only be required to satisfy conditions 6.1(ii), (viii) and (xi) above.

         6.2  Investments;  Loans and  Advances.  Except as otherwise  expressly
              ---------------------------------
permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $300,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) so long as no Default or Event of Default has occurred and is continuing and the outstanding aggregate amount of Revolving Credit Advances is not greater than $5,000,000, Borrowers may make investments up to $5,000,000 in the aggregate, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above, (d) Credit Parties may make other investments not exceeding $500,000 in the aggregate at any time outstanding, (e) AEC Funding may make loans or advances of money to the Canadian Subsidiaries for general operating and working capital purposes, provided that, the aggregate outstanding amount of any such loans or advances shall not exceed at any given time the Borrowing Availability for AEC Funding, (f) from and after the Closing Date, in addition to those joint ventures and partnerships set forth on Disclosure Schedule (3.8), Borrowers may make additional investments in joint ventures or partnerships, provided that, no Default or Event of Default then exists, such joint ventures or partnerships relate to the Borrowers' business as presently conducted and the amount of such investments shall not exceed $2,000,000 in the aggregate, or $1,000,000 with respect to any single such investment; and (g) subject to the financial assistance restrictions under applicable Canadian federal or provincial corporate laws, any Credit Party that is not a Borrower may make loans or advances to any other Credit Party in such amounts as such Credit Party may elect from time to time.

         6.3 Indebtedness.  (a) No Credit Party shall create,  incur,  assume or
             ------------
permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in clause (c) of Section 6.7, (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v)

Indebtedness specifically permitted under Section 6.1, and (vi) subject to the financial assistance restrictions under applicable Canadian federal or provincial corporate laws, and exclusive of any intercompany indebtedness outstanding as of the Closing Date, Indebtedness consisting of intercompany loans and advances made by any Credit Party to any other Credit Party, provided that (A) each Credit Party shall record all intercompany transactions on its books and records in a manner satisfactory to Agent; (B) at the time any such intercompany loan or advance is made by any Credit Party to any other Credit Party and after giving effect thereto, each such Credit Party shall be Solvent;
(C) no Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (D) in the case of any intercompany Indebtedness owing to any Credit Party, the Borrower advancing such funds to another Borrower not a member, if applicable, of such Borrower's Borrower Group or to a Credit Party (not a Borrower) shall have Net Borrowing Availability under its separate Borrowing Base of not less than fifteen (15%) percent of such Borrower's or such Borrower Group's Borrowing Base after giving effect to such intercompany loan; (E) the aggregate amount of such intercompany Indebtedness owing by any Borrower to any other Borrower (not a member of such Borrower's Borrower Group) shall not exceed $5,000,000 at any one time outstanding and the aggregate amount of such Indebtedness owing by any Credit Party not a Borrower to any Borrower shall not exceed $250,000; (F) the aggregate balance of all such intercompany loans owing to any Borrower shall not exceed $10,000,000 at any time and the aggregate balance of all such intercompany loans owing to all Credit Parties not a Borrower shall not exceed $1,000,000; and (G) the recipient of such intercompany loans shall be creditworthy as determined by Agent.

                  (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8 and (iii) other Indebtedness not in excess of $250,000.

         6.4 Employee Loans and Affiliate Transactions.  (a) Except as otherwise
             -----------------------------------------
expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of $250,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule (6.4(a)).

                  (b) From and after the date hereof, no Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and stock option financing up to a maximum of $250,000 to any employee and up to a maximum of $500,000 in the aggregate at any one time outstanding.

         6.5 Capital Structure and Business.  No Credit Party shall (a) make any
             ------------------------------
changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants, options or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that Holdings may issue any share of Stock, warrants, options or other securities convertible into Stock, so long as no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it.

         6.6  Guaranteed  Indebtedness.  No Credit  Party shall  create,  incur,
              ------------------------
assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

         6.7 Liens.  No Credit Party shall  create,  incur,  assume or permit to
             -----
exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7); (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $1,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets). In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

         6.8 Sale of Stock and Assets. (a) No Credit Party shall sell, transfer,
             ------------------------
convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (i) the sale of Inventory in the ordinary course of business, (ii) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $1,000,000 in any single transaction or $3,000,000 in the aggregate in any Fiscal Year, (iii) other Equipment, Fixtures or Real Estate having a value not exceeding $1,000,000 in any single transaction or $3,000,000 in the aggregate in any Fiscal Year, and (iv) the Switch Gear Division Sale, provided that, Agent receives for application against the Obligations, all proceeds from such sale including the cash proceeds paid at the closing thereof, plus all deferred payments payable in connection therewith. The Switch Gear Division Sale shall not be included within the limitations set forth in Sections 6.8(a)(ii) and (iii) above.

                  (b) Notwithstanding anything to the contrary contained herein, so long as no Default or Event of Default exists, any Borrower or any Canadian Subsidiary may sell all or substantially all of its assets in a non-affiliated, arms-length transaction, provided that, (i) Borrower Representative provides Agent with no less than sixty (60) days prior written notice of any such intended sale setting forth the name and address of the purchaser, the purchase price and such other information as Agent may request, (ii) the net proceeds to be received in connection with such sale is not less than the book value of the assets to be sold and not less than the greater of (A) the Revolving Loan outstanding to such Borrower or, in the case of any Canadian Subsidiary, to AEC Funding and (B) the book value of the Eligible Accounts of such Borrower or Canadian Subsidiary, as the case may be, as reflected in the Borrowing Base which shall be delivered as of the date of the closing of such sale, and (iii) all of the net proceeds of such sale shall be remitted to Agent for application to the Obligations in accordance with Section 1.3 above.

         6.9 ERISA.  No Credit Party  shall,  or shall cause or permit any ERISA
             -----
Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

         6.10 Financial Covenants.  Borrowers shall not breach or fail to comply
              -------------------
with any of the Financial Covenants (the "Financial Covenants") set forth in Annex G.

         6.11  Hazardous  Materials.  No Credit  Party  shall  cause or permit a
               --------------------
Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

         6.12   Sale-Leasebacks.   No   Credit   Party   shall   engage  in  any
                ---------------
sale-leaseback, synthetic lease or similar transaction involving any of its assets.

         6.13  Cancellation  of  Indebtedness.  No Credit Party shall cancel any
               ------------------------------
claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

         6.14  Restricted  Payments.  No Credit Party shall make any  Restricted
               --------------------
Payment, except (a) intercompany loans and advances between Credit Parties to the extent permitted by Sections 6.2 and 6.3 above, (b) dividends and distributions by Subsidiaries of Holdings or any Credit Party paid to Holdings or any Credit Party to the extent permitted by Sections 6.2 and 6.3, (c) employee loans permitted under Section 6.4(b) above, and (d) regularly scheduled payments of interest (determined on a pre-default, non-accelerated basis) with respect to the Indenture Debt;

provided that (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any payment pursuant to this clause (d), and (ii) Borrowers collectively shall have Net Borrowing
Availability of at least fifteen (15%) percent of the Aggregate Borrowing Base after giving effect to any payment pursuant to this clause (d).

         6.15 Change of Corporate  Name or Location;  Change of Fiscal Year.  No
              -------------------------------------------------------------
Credit Party shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Agent and Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States or for the Canadian Subsidiaries only, in Canada. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code or materially misleading within the meaning of the PPSA or any other applicable provision of the PPSA, except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Agent and Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

         6.16 No Impairment  of  Intercompany  Transfers.  No Credit Party shall
              ------------------------------------------
directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement, the other Loan Documents and as set forth on Disclosure Schedule 6.16) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

         6.17 No Speculative  Transactions.  No Credit Party shall engage in any
              ----------------------------
transaction   involving   commodity   options,   futures  contracts  or  similar
transactions.

         6.18 Leases.  No Credit Party shall enter into any operating  lease for
              ------
Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for Borrowers and their Subsidiaries on a consolidated basis would exceed $2,000,000.

         6.19 Changes Relating to the Indenture. No Credit Party shall change or
              ---------------------------------
amend the terms of the Indenture (or any note or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Indenture Debt; (b) change the dates upon which payments of principal or interest are due on such Indenture Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Indenture Debt; (d) change the redemption or prepayment provisions of such Indenture Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Indenture Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights to the holder of such Indenture Debt in a manner adverse to any Credit Party, Agent or any Lender.

7.       TERM

         7.1 Termination.  The financing arrangements  contemplated hereby shall
             -----------
be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

         7.2 Survival of Obligations Upon Termination of Financing Arrangements.
             ------------------------------------------------------------------
Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.14 and 1.15, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES

         8.1  Events  of  Default.  The  occurrence  of any  one or  more of the
              -------------------
following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

                  (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.7, 5.4 or 6, or any of the provisions set forth in Annexes C or G, respectively.

                  (c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) days or more.

                  (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

                  (e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party (A) if such Indebtedness is not being contested in accordance with Section 5.2(b), in excess of $500,000 in the aggregate, or the Equivalent Amount thereof, or (B) if such Indebtedness is being contested in accordance with Section 5.2(b), in excess of $1,000,000 in the aggregate, or the Equivalent Amount thereof, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof (A) in excess of $500,000 in the aggregate, or the Equivalent Amount thereof, if such Indebtedness is not being contested in accordance with Section 5.2(b), or (B) in excess of $1,000,000 in the aggregate, or the Equivalent Amount thereof, if such Indebtedness is being contested in accordance with
Section 5.2(b), to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

                  (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent immaterial errors not exceeding $1,000 in the aggregate in any Borrowing Base Certificate, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

                  (g) Assets of any Credit Party with a fair market value of $250,000, or the Equivalent Amount thereof, or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

                  (h) any involuntary case or proceeding (including the filing of any notice in respect thereof) is commenced against any Credit Party under any Insolvency Law, any incorporation law or other applicable law in any jurisdiction in respect of the: (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, (iii) appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent or other similar official for, or for all or a substantial part of the assets, or (iv) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets, of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding by a court of competent jurisdiction;

                  (i) Any Credit Party (i) files a petition seeking relief under any Insolvency Law, (ii) consents or fails to contest in a timely and appropriate manner or consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or of any substantial part of any such Credit Party's assets, (iii) makes an assignment for the benefit of creditors,
(iv) takes any corporate action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

                  (j) A final judgment or judgments for the payment of money in excess of $500,000, or the Equivalent Amount thereof, in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

                  (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (l) Any Change of Control occurs.

                  (m) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at one or more facilities of Borrowers generating more than twenty (20%) percent of Borrowers' consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 20 days.

                  (n) Any default or breach by any Credit Party occurs and is continuing (i) under the Indenture or (ii) under any material agreements or Contracts, which, if terminated, would have a Material Adverse Effect.

         8.2  Remedies.  (a) If any Default or Event of Default has occurred and
              --------
is continuing and Agent or Requisite Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as that specific Default or Event of Default is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations whereupon any additional Advances and the incurrence of additional Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default has occurred and is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

                  (b) If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations;
(ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of a Default which would constitute an Event of Default under Section 8.1(h) or the occurrence of an Event of Default specified in Sections 8.1(g) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

         8.3 Waivers by Credit Parties. Except as otherwise provided for in this
             -------------------------
Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

         9.1 Assignment  and  Participations.  (a) The Credit Parties  signatory
             -------------------------------
hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent;
(ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                  (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled repayment of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.12, 1.14, 1.15 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                  (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section
9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments
as  shall  be  requested  and,  if  requested  by  Agent,   the  preparation  of
informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(b).

                  (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

                  (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.15(a), increased costs under Section 1.15(b), or withholding taxes in accordance with
Section 1.14(a).

         9.2  Appointment  of Agent.  GE Capital is hereby  appointed  to act on
              ---------------------
behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

                  If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan
Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

         9.3 Agent's Reliance,  Etc. Neither Agent nor any of its Affiliates nor
             ----------------------
any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         9.4  GE  Capital  and  Affiliates.  With  respect  to  its  Commitments
              ----------------------------
hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender, and GE Capital as Agent.

         9.5 Lender  Credit  Decision.  Each  Lender  acknowledges  that it has,
             ------------------------
independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

         9.6  Indemnification.  Lenders agree to indemnify  Agent (to the extent
              ---------------
not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

         9.7  Successor  Agent.  Agent may resign at any time by giving not less
              ----------------
than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

         9.8 Setoff and  Sharing of  Payments.  In addition to any rights now or
             --------------------------------
hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived to the fullest extent permitted by law, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or Guarantor (regardless of whether such balances are then due to such Borrower or Guarantor) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower or Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to offset or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.12, 1.14 and 1.15). Each Credit Party that is a Borrower or Guarantor agrees, that (a) any Lender or holder may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so offset to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

         9.9 Advances; Payments;  Non-Funding Lenders;  Information;  Actions in
             -------------------------------------------------------------------
Concert.
-------

                  (a)  Advances;  Payments.  (i) Agent  shall  notify  Revolving
                       -------------------
Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan or BA Rate Loan, as the case may be. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                           (ii)  On  the  second  (2nd)  Business  Day  of  each
calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with respect to the Loans (each, a "Settlement Date"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of that Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

                  (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

                  (c) Return of Payments. (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                           (ii) If Agent  determines at any time that any amount
received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                  (d) Non-Funding Lenders. The failure of any Non-Funding Lender
                      -------------------
to make any Revolving Credit Advance or any payment required by it hereunder shall not relieve any other Revolving Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or to purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

                  (e)  Dissemination  of Information.  Agent will use reasonable
                       -----------------------------
efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

                  (f) Actions in  Concert.  Anything  in this  Agreement  to the
                      -------------------
contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

10.      SUCCESSORS AND ASSIGNS

         10.1  Successors  and  Assigns.  This  Agreement  and  the  other  Loan
               ------------------------
Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

         11.1 Complete Agreement;  Modification of Agreement. The Loan Documents
              ----------------------------------------------
constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter and/or fee letter (other than the GE Capital Fee Letter) between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

         11.2 Amendments and Waivers. (a) Except for actions expressly permitted
              ----------------------
to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders or all affected Lenders, as applicable. Except as set forth in clauses
(b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Domestic Borrowers Borrowing Base, or AEC Funding Borrowing Base, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts set forth in
Section 1.6, shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in
Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances or Letter of Credit Obligations pursuant to Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers.

                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the term "Requisite Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

                  (d)  If,   in   connection   with  any   proposed   amendment,
modification, waiver or termination (a "Proposed Change"):

                           (i)  requiring  the consent of all affected  Lenders,
the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a "Non-Consenting Lender"), or

                           (ii) requiring the consent of Requisite Lenders,  the
consent of Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.12), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

         11.3 Fees and  Expenses.  Borrowers  shall  reimburse (i) Agent for all
              ------------------
fees, costs and expenses (including the reasonable fees and expenses of all of its special counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation and preparation of the Loan Documents and for advice, assistance, or other representation in connection with:

                  (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of the Loans;

                  (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

                  (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (d) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

                  (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

         11.4 No Waiver.  Agent's or any Lender's failure, at any time or times,
              ---------
to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

         11.5  Remedies.  Agent's and Lenders'  rights and  remedies  under this
               --------
Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         11.6 Severability.  Wherever possible, each provision of this Agreement
              ------------
and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.7 Conflict of Terms.  Except as otherwise provided in this Agreement
              -----------------
or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.8  Confidentiality.  Agent and each Lender agree to use commercially
               ---------------
reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and any Lender may disclose such information
(a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender.

         11.9 GOVERNING LAW.  EXCEPT AS OTHERWISE  EXPRESSLY  PROVIDED IN ANY OF
              -------------
THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN Annex I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         11.10  Notices.  Except as otherwise  provided  herein,  whenever it is
                -------
provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated on Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         11.11  Section  Titles.  The  Section  titles  and  Table  of  Contents
                ---------------
contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         11.12  Counterparts.  This  Agreement  may be executed in any number of
                ------------
separate   counterparts,   each  of  which  shall  collectively  and  separately
constitute one agreement.

         11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH
               --------------------
COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

         11.14 Press Releases,  etc.. Each Credit Party executing this Agreement
               ---------------------
agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement or the other Loan

Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrowers' consent which shall not be unreasonably withheld or delayed.

         11.15  Reinstatement.  This  Agreement  shall  remain in full force and
                -------------
effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         11.16 Advice of Counsel.  Each of the parties  represents to each other
               -----------------
party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

         11.17 No Strict  Construction.  The parties  hereto  have  participated
               -----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.      CROSS-GUARANTY

         12.1 Cross-Guaranty.  Each Borrower hereby agrees that such Borrower is
              --------------
jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                  (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

                  (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

                  (d) the insolvency of any Credit Party; or

                  (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

         12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it
              --------------------
may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

         12.3 Benefit of Guaranty.  Each Borrower  agrees that the provisions of
              -------------------
this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

         12.4 Subordination of Subrogation, Etc. Notwithstanding anything to the
              ---------------------------------
contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this
Section 12.4.

         12.5 Election of Remedies. If Agent or any Lender may, under applicable
              --------------------
law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

         12.6 Limitation.  Notwithstanding any provision herein contained to the
              ----------
contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

                  (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

                  (b) the amount which could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

         12.7  Contribution  with  Respect to Guaranty  Obligations.  (a) To the
               ----------------------------------------------------
extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  (c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this
Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

                  (d)  The  parties  hereto   acknowledge  that  the  rights  of
contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

                  (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

         12.8  Liability  Cumulative.  The  liability  of  Borrowers  under this
               ---------------------
Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.


                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                                  AEC FUNDING CORP.
                                  ACTION CONTRACT SERVICES, INC.
                                  BROOKFIELD CORP.
                                  C.A. TURNER CONSTRUCTION COMPANY
                                  C.A. TURNER MAINTENANCE, INC.
                                  CHEMPOWER, INC.
                                  ECO SYSTEMS, INC.
                                  GLOBAL POWER COMPANY
                                  INDUSTRA, INC.
                                  INDUSTRA SERVICE CORP.
                                  SEPARATION AND RECOVERY SYSTEMS, INC.
                                  SOUTHWICK CORP.
                                  SPECIALTY MANAGEMENT GROUP, INC.
                                  THE TURNER GROUP, INC.
                                  UNITED ECO SYSTEMS, INC.


                                  By: /s/ David L. Norris
                                     -------------------------------------

                                  Title: Vice President            Of Each
                                        ----------------------------------

                                  CONTROLLED POWER LIMITED PARTNERSHIP
                                  By:  Southwick Corp., its general partner

                                  By: /s/ David L. Norris
                                     -------------------------------------

                                  Title: Vice President
                                        ----------------------------------

                                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Agent and Lender

                                  By: /s/ Charles D. Chiodo
                                     -------------------------------------

                                  Title:   Duly Authorized Signatory
                                        ----------------------------------


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                  The following Persons are signatories to this Agreement in their capacity as set forth below and not as Borrowers.

                                  AMERICAN ECO CORPORATION, as a Credit Party and as Borrower Representative


                                  By: /s/ David L. Norris
                                     -------------------------------------

                                  Title: Vice President
                                        ----------------------------------

                                  CAMBRIDGE CONSTRUCTION SERVICE CORP., as a Credit Party
                                  H.E. CO. SERVICES, INC., as a Credit Party
                                  INDUSTRA SERVICE CORPORATION, as a Credit
                                  Party
                                  INDUSTRA THERMAL SERVICE CORP., as a Credit
                                  Party
                                  INDUSTRA THERMAL SERVICE CORPORATION, as a
                                  Credit Party
                                  LAKE CHARLES CONSTRUCTION CORPORATION, as a
                                  Credit Party
                                  MM INDUSTRA LIMITED, as a Credit Party
                                  NUS, INC., as a Credit Party
                                  SEPARATION AND RECOVERY SYSTEMS CALIFORNIA, as a Credit Party


                                  By: /s/ David L. Norris
                                     -------------------------------------

                                  Title: Vice President            Of Each
                                        ----------------------------------

                                   SCHEDULE A
                                    BORROWERS
                                    ---------


1.       AEC FUNDING CORP., a Delaware corporation

2.       ACTION CONTRACT SERVICES, INC., a Delaware corporation

3.       BROOKFIELD CORP., an Ohio corporation

4.       C.A. TURNER MAINTENANCE, INC., a Texas corporation

5.       C.A. TURNER CONSTRUCTION COMPANY, a Delaware corporation

6.       CHEMPOWER, INC., an Ohio corporation

7.       CONTROLLED POWER LIMITED PARTNERSHIP, an Illinois limited partnership

8.       ECO SYSTEMS, INC., a Delaware corporation

9.       GLOBAL POWER COMPANY, an Ohio corporation

10.      INDUSTRA, INC., a Washington corporation

11.      INDUSTRA SERVICE CORP., a Washington corporation

12.      SEPARATION AND RECOVERY SYSTEMS, INC., a Nevada corporation

13.      SOUTHWICK CORP., an Ohio corporation

14.      SPECIALTY MANAGEMENT GROUP, INC., a Texas corporation

15.      THE TURNER GROUP, INC., a Delaware corporation

16.      UNITED ECO SYSTEMS, INC., a Delaware corporation